Exhibit 99.1

PRESS RELEASE

MagnaChip Announces Notice of Noncompliance with NYSE Continued Listing Standards

SEOUL, South Korea and CUPERTINO, Calif., April 6, 2015 — MagnaChip Semiconductor Corporation (“MagnaChip” or the “Company”) (NYSE: MX), a Korea-based designer and manufacturer of analog and mixed-signal semiconductor products, today announced that, as expected, on April 1, 2015, the Company received a letter from the New York Stock Exchange (the “NYSE”) indicating that the Company is not in compliance with the NYSE’s continued listing requirements under the timely filing criteria outlined in Section 802.01E of the NYSE Listed Company Manual as a result of its failure to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (the “2014 Form 10-K”).

As previously disclosed by the Company in its Form 12b-25 filed with the Securities and Exchange Commission (the “SEC”) on March 17, 2015, because of the time, effort and resources required to complete the Company’s 2013 Annual Report on Form 10-K, as well as the Company’s 2014 Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2014, June 30, 2014 and September 30, 2014, each of which was filed with the SEC on February 12, 2015, the Company was substantially delayed in initiating its 2014 fiscal year end close and audit. The Company is currently in the process of completing the preparation of its financial statements for its fiscal year ended December 31, 2014 and its 2014 Form 10-K, and currently anticipates filing its 2014 Form 10-K in the second quarter of 2015; however, the Company cannot provide any assurances at this time that it will be able to meet its expected timing.

The NYSE has informed the Company that, under the NYSE rules, the Company will have six months (until September 30, 2015) to file its 2014 Form 10-K with the SEC. If the Company fails to file its 2014 Form 10-K on or before such date, then the NYSE may, in its sole discretion, grant an additional extension of up to six months depending on the specific circumstances. The letter from the NYSE also notes that the NYSE may commence delisting proceedings at any time during the extension period if the circumstances warrant.

About MagnaChip Semiconductor Corporation

Headquartered in South Korea, MagnaChip is a Korea-based designer and manufacturer of analog and mixed-signal semiconductor products for high volume consumer applications. MagnaChip believes it has one of the broadest and deepest range of analog and mixed-signal semiconductor platforms in the industry, supported by its 30-year operating history, a large portfolio of registered and pending patents and extensive engineering and manufacturing process expertise. For more information, please visit www.magnachip.com. Information on or accessible through MagnaChip’s website is not a part of, and is not incorporated into, this release.

Safe Harbor for Forward-Looking Statements

Information in this release regarding the Company’s forecasts, business outlook, expectations and beliefs are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. All forward-looking statements included in this release, including expectations about the timing, form and content of the Company’s 2014 Form 10-K and other SEC filings are based upon information available to the Company as of the date of this release, which may change, and the Company assumes no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from the Company’s current expectations. Factors that could cause or contribute to such differences include the impact of the internal investigation, restatement and delayed SEC report filings on the Company’s business, including its customers, suppliers, counterparties, and under the Company’s debt instruments; the extent of any material weakness or significant deficiencies in the Company’s internal control over financial reporting; the outcome of litigation and other claims or proceedings arising out of the restatement; and other risks and uncertainties of the Company’s business detailed from time to time in the Company’s filings with the SEC, including without limitation those described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K filed on February 12, 2015, as well as subsequent registration statements, amendments or other reports that the Company may file from time to time with the SEC and/or make available on its website. The Company assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

CONTACT:

Robert Pursel

Director of Investor Relations

Tel. +1-408-625-1262

robert.pursel@magnachip.com

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